Duplicate
                      Cargo Building Space Lease Agreement

                               Chiang Mai Airport

                                                         Agreement No. CM.1/2545

         This Agreement is made at the Airports Authority of Thailand on April 30, 2002 between the Airports Authority of Thailand, by Mr. Thawat Anukool, Deputy Managing Director, acting for Managing Director of the Airports Authority of Thailand, hereinafter called, the "lessor" on one party and King Power Duty Free Co., Ltd., registered as a juristic person as a limited company under the Civil and Commercial Code, with head office at No. 989, 26th-27th Floors, Siam Tower, Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, by Mr. Viratana Suntaranond, authorized to oblige King Power Duty Free Co., Ltd., according to the Certificate of Bangkok Company/Partnership Registration Office, No. 2235, dated February 15, 2002, hereinafter called, "lessee" on the other party.

         Whereas the lessor agrees to lease out and the lessee agrees to lease the lessor's property for use as the lessee's office.

         Therefore, both parties agree as follows:

         The lessor agrees to lease out and the lessee agrees to lease the property according to the Terms and Conditions of the Lease and the following Appendices, deemed part of this Agreement.

         Appendix A        Details  and  list  of  the  leased  property,  lease
                           period, rents, fees and charges, and a layout of the leased premises

         Appendix B        Performance Guarantee

         Appendix C        Documents   showing  the  lessee's   juristic  entity
                           registration and persons empowered to sign for the lessee

         Appendix D        Others (if any)

         This Agreement is made in duplicated copies. Both parties, having read and understood it entire, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.

The Lessor                               The Lessee
----------                               ----------

 .... Signed ....                        .... Signed ....
(Thawat Anukool)                         (Mr. Viratana Suntaranond)
                                         (Seal of King Power Duty Free Co.,Ltd.)

Witness                                  Witness

..... Signed ....                         .... Signed ....
(Mr. Krit Phakhakit)                     (Miss Sarinthorn Chongchaidejwong)

                        Terms and Conditions of the Lease

Chapter 1         General Terms and Conditions

Chapter 2         Special Terms and Conditions

                           --------------------------


Chapter 1         General Terms and Conditions

1.1      Scope of Lease
         The lessee agrees to lease the lessor's property, hereinafter called, the "leased premises" according to the details prescribed in Appendix A.

1.2      Lease Period
         The lessor agrees to allow the lessee to use the leased premises under this Agreement for the period prescribed in Appendix A.

         If the lessee wishes to extend the Agreement after expiry of the current Agreement, the lessee shall notify the lessor at least forty-five (45) days before the scheduled expiry of the Agreement. However, the lessor reserves his right to consider the application as he deems appropriate.

1.3      Remuneration and Method of Payment

         1.3.1 The lessee agrees to pay remuneration to the lessor as follows:

                  (a) Fee for entering into the Agreement of Bt5,000 (five thousand Baht), not including value-added tax

                  (b)      Rents and other charges as prescribed in Appendix A

         1.3.2 Payment of the fee for entering into the Agreement under Clause 1.3.1 (a) shall be made to the lessor on the Agreement signing date.

         1.3.3 Payment of the rents and charges as prescribed in Appendix A shall be made on a monthly basis to the lessor in advance by the 5th date of each month.

         1.3.4 The lessee agrees to be responsible for all expenses such as electricity, telephone, water supply charges and other expenses incurred from the lease under this Agreement, and shall make payment to the lessor within the due date indicated in the invoices.

         1.3.5    The  lessee  agrees  to be  responsible  for  taxes  and  fees incurred from the lease under this Agreement such as value-added tax, payable under the existing and future legal provisions, on behalf of the lessor.

                  The rate of building and land taxes indicated in Appendix A is based on the averaged monthly rents. If the building and land taxes specified by the lessor are changed, the lessee agrees to pay to the lessor the new rate.

         1.3.6 Every payment under this Agreement shall be made at the General Administration Section, Chiang Mai Airport. After the lessee has made payment to the lessor, a receipt shall be issued to the lessee as evidence. The receipt shall feature signatures of the Director of the lessor's Finance Division, Finance Department or a designated person, jointly with the cashier of the General Administration Section, Chiang Mai Airport or a designated person who must be a financial staff of the lessor.

         1.3.7 If the lessee is in default of payment of the rents, duties and other expenses payable to the lessor under this Agreement, the lessee consents to pay penalties to the lessor at the rate of 1.5 percent per month on the outstanding amount for the whole period of default. A fraction of a month shall be counted as one month.

                  The lessee agrees that the first paragraph is a separate part and with no effects to the lessor's rights to terminate this Agreement and claim for damages.

1.4      The lessee's duties and responsibilities

         1.4.1 The lessee shall not make use of the leased premises for any business other than prescribed herein, unless a written permission has been first obtained from the lessor.

         1.4.2 The lessee shall not sub-lease the leased premises, either in whole or in part, or transfer the leasehold to a third party, or allow a third party to make use of the leased premises, either in whole or in part, unless a written permission has been first obtained from the lessor.

         1.4.3 The lessee shall not alter, change, or make addition to the leased premises, unless a written permission has been first obtained from the lessor.

                  If any alteration, change, addition or repair, whether a major or small repair, in the leased premises and under any circumstances, it shall become the property of the lessor from the date of building, and the lessee shall not claim for any expenses or damages from the lessor.

         1.4.4 The lessee shall maintain the leased premises in proper conditions and clean at all times. If the leased premises become dirty, unbecoming or deteriorated, the lessee shall arrange for cleaning or repair at the lessee's own expenses.

                  The lessee shall utilize the property that the lessor installed in the leased premises for the lessee for use, for instance, electric bulbs, exhaust fans installed on panes, with care as normal people would do to their own property, and the lessee shall be responsible for the repair of the said property at the lessee's own expenses.

         1.4.5 The lessee shall arrange to have fire extinguishers, as endorsed by the lessor, in the leased premises at the lessee's own expenses.

         1.4.6 The lessee shall comply, and ensure that the lessee's attendants or persons whom the lessee has appointed or assigned or hired or ordered to perform the work of the lessee, shall comply with the lessor's existing instructions, regulations and directives, and those to be issued in the future, and be cautious not allowing any persons to take illegal action in the leased premises, or use it as a storage of hiding place for any illegal items. In such a case, if any damage occurs, the lessee shall be liable to the lessor for the consequences due to the action of the said persons as if the lessee did it himself.

         1.4.7 Throughout the lease period, the lessee shall facilitate and permit the lessor or his staff to inspect the leased premises from time to time during proper hours.

1.5      Rights on adjustment of rents and other charges
         During the lease period, the lessor reserves the right to adjust the rents and charges related to the lease as deemed appropriate. Whereby, the lessee shall be notified in advance, and the lessee consents to pay the new rate of rents and charges related to the lease to the lessor accordingly.

1.6      Termination of the Agreement

         1.6.1 During the period of this Agreement, if the lessor or lessee wishes to terminate this Agreement prior to the expiry date, he can do so, provided that a written notice must be given to the other party at least thirty (30) days in advance. In case, the lessor terminates the Agreement prior to the scheduled expiry date, the lessee agrees not to sue or claim for any damage from the lessor.

         1.6.2 Each and every clause of this Agreement is deemed essential. If it appears that the lessee acts or omits to act in violation of or non-compliance with any clauses herein, or becomes bankrupt, the lessor is entitled to immediately terminate the Agreement, claim for damage and forfeit the performance guarantee.

1.7      Return of the leased premises

         1.7.1 Upon expiry of the lease or the lessor or lessee terminates the Agreement stated in Clause 1.6, whichever the case may be, this Agreement shall end immediately. The lessee shall arrange for demolition or removal of the lessee's property from the leased premises and return the same to the lessor within seven
                  (7) days from the expiration date or termination of the Agreement, whichever the case may be.

         1.7.2 Failing to comply with Clause 1.7.1, the lessee agrees that the lessor may immediately repossess the leased premises and remove the lessee's property therefrom. Furthermore, the lessee agrees to reimburse the expenses the lessor has to pay in doing do, and should any damage occur the lessee shall not claim for any compensation.

         1.7.3 Besides letting the lessor repossess the leased premises according to Clause 1.7.2, the lessee also agrees to pay for a daily fine to the lessor at the rate prescribed in Appendix A, from the scheduled date of return of the leased premises to the date on which the lessee and his attendants vacate the leased premises and return the same or the lessor has performed according to Clause 1.7.2, whichever the case may be.

1.8      Performance guarantee
         Unless otherwise specified in Chapter 2 of the Agreement, in entering into this Agreement, the lessee shall deposit cash or submit a Letter of Guarantee issued by a local bank for an amount equivalent to three
         (3) times of the monthly rent plus monthly building and land taxes to the lessor as performance guarantee.

         The above performance guarantee shall be returned after the lessee has been relieved from all obligations under this Agreement.

         In case of an amendment to this Agreement, resulting in an increase of the rent, the lessee shall submit a performance guarantee to cover the increased amount accordingly.

1.9      Notice
         All notices under this Agreement shall be made in writing and deemed legitimately forwarded if a notice is sent by one of the following means:

         -        hand delivery to the person concerned of either party; or
         - registered mail to the address indicated by either party to this Agreement in Chapter 2.

1.10     Dispute
         In case a dispute arises in connection with the Agreement, both parties agree to bring to a court in Bangkok.

                                                                      Appendix B

                              Performance Guarantee


         In entering into this Agreement, the lessee has submitted a Letter of Guarantee, No. Khor. 105-02-00069-0/018, dated March 12, 2002, of the Siam Commercial Bank Public Co., Ltd., Choet Wutthakat Road (Don Mueang) Branch, for Bt34,482 (thirty-four thousand four hundred and eighty-two Baht), to the lessor as performance guarantee for compliance with the Agreement.

         The Performance Guarantee submitted by the lessee in the first paragraph shall be returned after the lessee has been relieved from any obligations under this Agreement.

                    The Siam Commercial Bank Public Co., Ltd.

                               Letter of Guarantee

105-60-00076-5
No. Khor. 105-02-00069-0/018                                      March 12, 2002

We, the Siam Commercial Bank Public Co., Ltd., Choet Wutthakat Road (Don Mueang) Branch, located at No. 199/278, Village No.11, Choet Wutthakat Road, Si Kan Sub-district, Don Mueang District, Bangkok Metropolis, hereby issues this Letter of Guarantee to the Airports Authority of Thailand, as follows:


1. Whereas King Power Duty Free Co., Ltd. has signed a Building Space Lease Agreement in Chiang Mai Airport Agreement No. CM.1/2545 that requires a performance guarantee of Bt34,482 (thirty-four thousand four hundred and eighty-two Baht) with the Airports Authority of Thailand,

         We agree to bind ourselves as the guarantor of King Power Duty Free Co., Ltd. to the Airports Authority of Thailand for an amount not exceeding Bt34,482 (thirty-four thousand four hundred and eighty-two
         Baht). That means, if King Power Duty Free Co., Ltd. fails to comply with the Agreement with the Airports Authority of Thailand, or is in breach of any clauses in the said Agreement, thereby the Airports Authority of Thailand is entitled to forfeit the performance guarantee or impose fines to and/or claim for damage from King Power Duty Free Co., Ltd., we shall promptly make payment on behalf of and without requesting King Power Duty Free Co., Ltd. to make such payment first.

2. We acknowledge and agree in every case in which the Airports Authority of Thailand grants extension or leniency for compliance with the Agreement to King Power Duty Free Co., Ltd., provided that the Airports Authority of Thailand notifies us without delay.

3.       The Letter of  Guarantee  is valid from January 1, 2002 to December 31,
         2004.

As evidence hereof, we the Siam Commercial Bank Public Co., Ltd., Choet Wutthakat Road (Don Mueang) Branch, by the undersigned who are empowered to enter juristic act binding the bank, hereunder sign our names and affix the bank seal.


.......Signed......                                  ......Signed......Guarantors
(Mr. Sarayut Phoempakdi)                            (Mr. Bunmi Nueangnipanond)

                            Acting for the President
               (Seal of the Siam Commercial Bank Public Co.,Ltd.)

                          ...... Signed ...... Witness
                          (Miss Sirirat Supakkha)

                          ...... Signed ...... Witness
                          (Miss Sirilak Bunyakiat)


                                                                      Appendix A
           Details of Lease Remuneration and Layout of Leased Premises
            Attached to Agreement No. CM1/2545, dated April 30, 2002

                                   Sheet No. 1
------------- --------------- ------------ ------------- ------------- --------------- ----------- ---------------------------------
  Leased          Area in      Rent Rate    Total Rents   Service Fee   Building/Land   Indemnity               Lease Period
 Premises      Square Meters   Baht/Month    Baht/Month     Bt/Month      Tax (Bt/M       Bt/Day
------------- --------------- ------------ ------------- ------------- --------------- ----------- ---------------------------------
                                                                                                        From              To
------------- --------------- ------------ ------------- ------------- --------------- ----------- --------------- -----------------
Building space in Chiang Mai Airport
====================================-------------------- ------------- --------------- ----------- --------------- -----------------
- No. 1A 303           33.00       270.00      8,910.00      1,336.50        1,113.75      757.35  January 1, 2002 December 31, 2004
------------- --------------- ------------ ------------- ------------- --------------- ----------- --------------- -----------------

------------- --------------- ------------ ------------- ------------- --------------- ----------- --------------- -----------------



The Lessor                              The Lessee
----------                              ----------

........ Signed ....                     .... Signed .... (Mr. Thawat Anukool)
(Mr. Viratana Suntaranond)              (Seal of King Power Duty Free Co., Ltd.)


Witness                                 Witness
-------                                 -------

..... Signed ....                        .... Signed ....
(Mr. Krit Phakhakit)                    (Miss Sarinthorn Chongchaidejwong)